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                                                                    Exhibit 23.1
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 28, 2000 relating to the consolidated financial statements of EarthLink, Inc. and its subsidiary, which appears in EarthLink, Inc.'s Current Report on Form 8-K dated July 7, 2000, of our report dated March 28, 2000 relating to the supplemental consolidated combined financial statements of EarthLink, Inc. and its subsidiary and of our report dated March 15, 2000 relating to the consolidated financial statements of EarthLink Network, Inc. and its subsidiary, which appear in EarthLink, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and of our report dated June 16, 1998 relating to the statement of assets acquired and liabilities assumed of the Sprint Internet Passport Business acquired by EarthLink Network, Inc., which appears in EarthLink Network, Inc.'s Current Report on Form 8-K dated October 14, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Century City, California
November 13, 2000